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                                                                   EXHIBIT 10.19

                   [CHIP APPLICATION TECHNOLOGIES LETTERHEAD]


                         CO-OPERATIVE AGREEMENT BETWEEN
                     CHIP APPLICATION TECHNOLOGIES (C.A.T.)
                                      AND
                        GLOBAL TRANSACTION COMPANY (GTC)
                     TO CREATE AND OPERATE A BUREAU SERVICE

This co-operative agreement between Chip Application Technologies (C.A.T.) and Global Transaction Company (GTC) creates a non-exclusive bureau service to process transactions, and service customers, within the framework of the C.A.T. system alongside any relevant GTC systems. For the immediate term of the co-operative agreement, customers will be limited to the existing GTC partners and beta partners for the C.A.T. Internet module.

1.   PERIOD OF AGREEMENT AND TERMINATION.

The co-operative agreement will remain in force until cancelled by both parties or superseded by another agreement. Either party can initiate cancellation by making a written notification of cancellation to the other party. Cancellation comes into effect 180 days after the other party receives the notification.

2.   LOCATION OF BUREAU SERVICE.

The bureau service operated under this co-operative agreement will be located at the GTC offices in Columbus, Ohio.

3.   RESPONSIBILITIES OF CHIP APPLICATION TECHNOLOGIES

C.A.T. will provide all relevant C.A.T. system software to the bureau service created under this co-operative agreement free of charge. C.A.T. will not make any charges to the bureau service for the first year of operation. After this time, a charge structure will be determined by mutual agreement.

C.A.T. will provide the services of up to 2 people for a period of not less than 9 months in any 12-month period. While these services may include one full time executive, it may include the part time services of 3-4 executives over the period.

4.   RESPONSIBILITIES OF GLOBAL TRANSACTION COMPANY.

GTC will provide office space and all general fully serviced office facilities for up to 2 C.A.T. personnel at no cost in the first year. Thereafter normal commercial rates for such services will apply and the structure of these rates will be determined by mutual agreement.

GTC will provide and install all of the equipment and third party software required to operate the C.A.T. system at GTC cost. This cost will be depreciated and amortised over an agreed period (3-5 years). In the first year no charges for such equipment and software will be charged to the bureau service. After the first year of operation, an amount equivalent to such depreciation and amortisation will be paid to GTC in each year by the bureau service under terms to be mutually agreed.




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12. FAILURE TO AGREE.

If GTC and C.A.T. fail to reach an agreement, after negotiating in good faith, on the creation and on-going management of the service bureau anticipated by this agreement by the end of the beta period (31 March 2000). GTC has the right to purchase the latest license version of 'The C.A.T. System' (supporting their existing card and terminals models) on the following terms:

o GTC will pay C.A.T. a license fee for the right to use the C.A.T. System according to the following pricing schedule:


     ___________________________________________________________________________

                      Terms of License                               Price
     ___________________________________________________________________________

      1.0  Annual license fee for up to 10,000 active cards             $10,000
     ___________________________________________________________________________

      1.1  No card fee
     ___________________________________________________________________________

      2.0  Unrestricted license for up to 100,000 active cards         $100,000
     ___________________________________________________________________________

      2.1  Active Card Fee per year                              $0.33 per card
           (No fee for first twenty four months of agreement)
     ___________________________________________________________________________

      3.0  Unrestricted license

     ___________________________________________________________________________

      3.1  Active Card Fee per year
           (No fee for first forty eight months of agreement)
           Up to 200,000 cards                                   $0.25 per card
           200,000 - 500,000 cards                               $0.10 per card
           Above 500,000 cards                                   $0.05 per card

    ___________________________________________________________________________

     The License shall be for an initial period of ten years with automatic one-year renewal after this period. License may be terminated for non-payment of fees, insolvency or other standard termination terms. An Active card is a card that has been activated with a transaction completed in the period.

     o C.A.T., or their business partner, will provided support, maintenance and services to GTC for the entire period that GTC operates the C.A.T. System. The rates for support, maintenance and services will be at the then prevailing rates but will be no greater than any other C.A.T. customer in North America.

           This agreed licensing fee, transaction fee and support, service and maintenance model will remain in effect for the term of this Cooperative Agreement plus 60 days. The terms of section 12 may be amended at any time up to the 31 March 2000 with the consent of both parties.


Agreed by                                    Agreed by

CHIP APPLICATION TECHNOLOGIES                GLOBAL TRANSACTION COMPANY

Name: Justin C.A. Wescombe                   Name: [Illegible]

Title: SVP, Sales and Marketing              Title: VP, Chief Technology Officer

Date: 28 July 1999                           Date: 2 August 1999
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5. OWN COSTS.

Each party will be responsible for their personnel costs in the first year. Thereafter these costs will be paid by the bureau service based on a model to be agreed at a later date.

6. BUDGET.

A budget will be prepared and agreed for the first year by both parties. At the time of agreement of the budget, both parties will approve the basis on which any expenses will be paid and how costs will be shared between the parties. All costs that are not included in the budget and exceed $2500 will require the prior approval of the other party prior to being incurred.

7. MARKETING OF BUREAU SERVICE.

GTC and C.A.T. will work together to market the bureau services. On-going marketing support for clients relevant to C.A.T. programs will be provided by C.A.T. on a case by case basis.

8. CONFIDENTIALITY.

All dealings of the parties will be covered by a confidentiality agreement. Any Third Party information will be protected, analyzed, and disseminated based on a mutually agreed policy.

9. INTELLECTUAL PROPERTY.

All Intellectual Property owned or developed by a party will remain the property of that party. Unless otherwise agreed, any Intellectual Property developed during the period covered by the co-operative agreement will be owned jointly by the parties and each party will have a non-exclusive royalty free license to use such Intellectual Property. All confidential information created by the bureau service will be owned jointly by the parties and each party will have a non-exclusive royalty free license to use such confidential information.

10. PRODUCT DEVELOPMENT AND ENHANCEMENT.

All development required for the operation of the bureau service under the terms of the co-operative agreement will be agreed by both parties and the terms for each development agreed on a case by case basis.

C.A.T. will maintain the instance of its software product at the bureau service by installing upgrades and maintenance patches as they are released.

11. WARRANTIES.

C.A.T. provides no guarantees or warranties as to the performance or suitability for purpose of the C.A.T. system to any customers requirements other than as specified in a third party customer contract that has received C.A.T.'s prior written approval.